Exhibit 10.1

                            ORDERPRO LOGISTICS, INC.
                              RICHARD L. WINDORSKI

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made by and between ORDERPRO LOGISTICS, INC. ("Employer"), a Nevada corporation located at 7400 North Oracle Road, Tucson, Arizona 85704, and RICHARD L. WINDORSKI ("Employee") of 7400 N Oracle Road, Suite 372, Tucson Arizona, 85704.

WHEREAS the Employer is engaged in the business of providing logistics services in North America; and

WHEREAS the Employer desires to obtain the services of the Employee in the position of Chief Executive Officer; and

WHEREAS the Employee is willing to accept this position and is free to enter into this agreement in that it does not conflict with any other agreement now in force;

IT IS AGREED AS FOLLOWS:

1. TERM: This Employment Agreement begins on the 1st day of January 2003 and continues for three (3) years until January 1, 2006, and may be renewed thereafter unless terminated as hereinafter provided or until the Employee's death or retirement.

2. SCOPE OF EMPLOYMENT: The Employee agrees to accept the duties involved in carrying out the position of Chief Executive Officer. The Employee shall perform to the best of his abilities all duties necessary to meet his obligations as the Chief Executive Officer. Said obligations consist of, but are not limited to, operations as it concerns manufacturing, marketing and all areas necessary to improve and expand the business of the company. The Employee shall be under the direction of the Board of Directors and shall report directly to the Board of Directors.

3. COMPETITION: The Employee will devote his best efforts on a full-time basis to the Employer's business and will not engage in any employment or enterprise detracting from this goal or competing with the Employer.

4. COMPENSATION: Employee shall receive an annual base salary of not less than $195,000.00 payable in such installments as the Employer has in effect, but not less than monthly. This compensation is guaranteed by Employer throughout Employee's employment and is subject to review for salary increases on an annual basis. Employee shall have an option for 500,000 shares of OPLO stock to be executed after one year of continuous employment.

5.   OTHER COMPENSATION: The Employee shall receive a benefit package including

     a. Health insurance coverage
     b. Three weeks per year paid vacation
     c. Reimbursement for travel and entertainment expenses
     d. Other executive fringe benefits as agreed.

6. TERMINATION: Employee's employment hereunder may be terminated upon the occurrence of any of the following events:

     a. Notice By Employer. Termination of employment shall be effective immediately upon written notice with cause to Employee. The term "cause" shall include

          (i) The continued failure of Employee to perform his duties for the Employer (other than by reason of illness) after a demand for performance was delivered to Employee that specifically identified the manner in which the Employer believed that Employee had failed to perform his duties, and Employee failed to resume substantial performance of his duties on a continuous basis within thirty (30) days.

          (ii) Use of alcohol or other drugs by Employee in such a manner as to substantially interfere with the performance of Employee's duties for the Employer.

          (iii)Conduct  by  Employee  that  is   demonstrably   and   materially
               injurious to the Employer, monetarily or otherwise.

          (iv) Conviction of Employee of a felony or misdemeanor that, in the reasonable judgment of the Board of Directors of the Employer, is likely to have a materially adverse effect upon the business or reputation of Employee or Employer, or that substantially impairs Employee's ability to perform his duties for Employer.

          (v) Breach by Employee of any agreement with the Employer concerning non-competition or the confidentiality of trade secrets or proprietary or other information.

     b. Notice By Employee. Termination of employment shall be effective fourteen (14) days after written notice with or without cause to the Employer.

     c.   Death. In the event of the Employee's death.


     d. Disability. In the event of the disability of Employee. For purposes of this Agreement, the term "disability" shall be defined in a manner consistent with the Employer's disability policy or, if no disability policy is in effect, the term "disability" shall mean the inability of Employee to perform his duties under this agreement as a result of mental or physical illness, or other incapacity, for a period in excess of one hundred eighty (180) substantially consecutive days.

7. NONDISCLOSURE & NONCOMPETITION: Employer has an established list of Customers, those with which it is now doing business and has done business within the last twelve (12) months, and new customers as developed by the Employer or its Employees.

     a. At all times while this Agreement is in force, and after its expiration or termination, the Employee agrees to refrain from disclosing the Employer's Customer lists, trade secrets, contracts with Customers, contracts with Third-Party Vendors, or other confidential material. The Employee will have access to all of Employer's Third-Party contracts, sources, pricing and Customer's confidential information.

     b. After termination of employment, the Employee agrees not to compete with Employer for a period of twelve (12) months, and agrees not to contact or solicit any of the Employer's Customers, as defined above, for any purpose that would be competing with the Employer. The Employee further agrees not to directly or indirectly own, manage, operate, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business operation or segment of any business operation engaged in the same or similar segment of any business or similar activity as the business activity as described above.

     c. The Employee acknowledges that the restrictions contained in this restrictive covenant are reasonably required for the protection of the Employer's legitimate business interests and that the restrictions do not impose undue hardship on him. The Employee acknowledges that the breach of this covenant will result in damages to the Employer that are difficult to ascertain. Therefore, in the event of a breach of this covenant the Employer, its assigns or successors shall be entitled to obtain an order or injunction restraining the Employee, and other persons or entities subject to its control, from further breach of this covenant, which remedy shall be in addition to and not in lieu of any remedy at law by way of damages to which the Employer may be entitled against the Employee, plus any reasonable attorney's fees in conjunction with this matter.

8. OWNERSHIP OF INTELLECTUAL PROPERTY: Notwithstanding anything contained herein to the contrary, the Employer shall be entitled to the sole benefits of any inventions, improvements, Internet site development, customer lists, plant, machinery, processes, and all patents for the same; as well as customer lists, vendor contracts, trade secrets or other things used in the business of the Employer that may be made or discovered by Employee while he is employed by the Employer if arising out of his activities, knowledge or experience gained while in the employment of the Employer.

9. SEVERABILITY: The invalidity or unenforceability of any provision of this Agreement shall not invalidate or render unenforceable any other provision of this Agreement.

10. GOVERNING LAW: This Agreement shall be governed by the laws of the State of Arizona.

11. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of (1) Employee, and (2) the Employer and its successors and assigns.

12. ENTIRE AGREEMENT AMENDMENT: this instrument contains the entire agreement of the Employer and Employee. It may not be changed orally, but may be changed only by an Agreement in writing signed by both parties.

DATED this 1st day of January 2003.


AGREED TO BY:

OrderPro Logistics, Inc.                             Richard L. Windorski
Employer                                             Employee


/s/ Patricia L. Robinson                             /s/ Richard L. Windorski
------------------------                             ------------------------
Patricia L. Robinson                                 Richard L. Windorski